AMENDMENT NUMBER ONE TO
WASHINGTON REAL ESTATE INVESTMENT TRUST
AMENDED AND RESTATED EXECUTIVE OFFICER
SHORT-TERM INCENTIVE PLAN

(Effective January 1, 2023)

The Washington Real Estate Investment Trust Amended and Restated Executive Officer Short-Term Incentive Plan (the “Plan”) is hereby amended, effective January 1, 2023, with respect to performance periods beginning on and after January 1, 2023, as set forth below. The terms of the Plan as in effect prior to this Amendment Number One shall continue to apply for all performance periods commencing prior to January 1, 2023.

1.The Plan is hereby amended to change all references from “Washington Real Estate Investment Trust” to “Elme Communities” and to change the name of the Plan to the Elme Communities Amended and Restated Executive Officer Short-Term Incentive Plan.

2.Section 4.1 is hereby deleted in its entirety and replaced with the following:

“4.1    Award Opportunity. Each Participant’s total Award under the Plan with respect to a Performance Period shall be stated as a percentage of the Participant’s annual base salary determined as of the first day of that Performance Period, which percentage shall depend upon the Participant’s position and the degree of achievement of threshold, target, and high performance goals for the Performance Period and which shall be determined by the Committee as soon as practicable following the commencement of the Performance Period.”

3.Section 4.4 is hereby deleted in its entirety and replaced with the following:

“4.4    Qualifying Termination during the Performance Period. If during the Performance Period, the Participant’s employment is terminated by the Trust without Cause, or the Participant resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by the Trust, the Participant shall receive an Award calculated based on the actual levels of achievement of the performance goals for the entire Performance Period, but the award shall be prorated in the proportion that the number of days elapsed from the beginning of the Performance Period through the date the Participant ceases to be an employee of the Trust bears to the total number of days in the Performance Period, provided, however, that if Participant’s employment is terminated by the Trust without Cause, or the Participant resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by the Trust, in each case, before the Committee has established the Participant’s total Award as a percentage of the Participant’s annual base salary for such Performance Period, then the

Participant’s total Award as a percentage of the Participant’s annual base salary shall be the values in effect for the prior Performance Period.

This amendment shall be effective as of January 1, 2023.

ELME COMMUNITIES

By:    /s/ Paul T. McDermott
Paul T. McDermott, President and Chief Executive Officer
February 15, 2023

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